SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):   November 5, 2003

FNB Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

South Carolina	333-1546	57-1033165
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

P.O.Box 1539, Gaffney, South Carolina         29342
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code:   (864) 488-2265

Not Applicable
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5 Other Material Events.

On November 5, 2003, American Community Bancshares, Inc. (“ACB”) entered into a definitive agreement to acquire FNB Bancshares, Inc., Gaffney, South Carolina (“FNB”), the parent holding company for First National Bank of the Carolinas. FNB will be merged with and into ACB, and First National Bank of the Carolinas will remain a wholly-owned subsidiary of ACB. ACB will exchange an aggregate of 607,558 shares of its common stock and $6,962,610 for all of the outstanding shares of FNB. Shareholders of FNB will be permitted to choose to exchange their shares for either cash, common stock of ACB or a combination thereof. The merger transaction is subject to approval of shareholders of both ACB and FNB and appropriate regulatory approvals. It is contemplated that the transaction be consummated by the end of the first calendar quarter, 2004.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits.

            (c)    Exhibits

            Exhibit No.        Exhibit

            99.1                    Press Release dated November 5, 2003 to announce merger.

            99.2                    Agreement and Plan of Merger By and Between American Community Bancshares, Inc., American Community Bank,
                                       and FNB Bancshares, Inc., First National Bank of the Carolinas, dated November 5, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCSHARES, INC. By: /s/ V. Stephen Moss V. Stephen Moss President

Dated: November 5, 2003

EXHIBIT INDEX

            Exhibit Number        Description of Exhibit

                99.1                        Press Release dated November 5, 2003 to announce merger.

                99.2                        Agreement and Plan of Merger dated November 5, 2003